                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated as of November 26, 2001 (this "Agreement"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and JOSEPH P. CLAYTON (the "Executive").

         In consideration of the mutual covenants and conditions set forth herein, the Company and the Executive agree as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive, and the Executive hereby accepts employment with the Company.

         2. Duties and Reporting Relationship. (a) The Executive shall be employed in the capacity of President and Chief Executive Officer of the Company. In such capacity, the Executive shall be responsible for management of all aspects of the business and affairs of the Company. During the Term (as defined below), the Executive shall, on a full-time basis and consistent with the needs of the Company to achieve the goals of the Company, use his skills and render services to the best of his ability in supervising the business and affairs of the Company and shall, in addition, perform such other activities and duties consistent with his position as the Board of Directors of the Company or any committee thereof (the "Board") shall from time to time reasonably specify and direct.

         (b) The Executive shall generally perform his duties and conduct his business at the principal offices of the Company in New York, New York, except for required travel.

         (c) The Executive shall report to the Board of Directors of the Company.

         3. Term. The term of this Agreement shall commence on November 26, 2001 and end on December 31, 2004, unless terminated earlier pursuant to the provisions of Section 6 or 9 (the "Term").

         4. Compensation. (a) During the Term, the Executive shall be paid an annual base salary of $600,000 (the "Base Salary"). The Executive's base salary shall be paid at least monthly and, at the option of the Company, may be paid more frequently.

         (b) (i) On the first day of the Term, the Company shall grant to the Executive an option to purchase 750,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an exercise price of $5.25 per share.

         (ii) On November 26, 2002, the Company shall grant to the Executive an option to purchase 750,000 shares of the Common Stock at an exercise price of $5.25 per share.

         (iii) On November 26, 2003, the Company shall grant to the Executive an option to purchase 750,000 shares of the Common Stock at an exercise price of $5.25 per share.

         (iv) On November 26, 2004, the Company shall grant to the Executive an option to purchase 750,000 shares of the Common Stock at an exercise price of $5.25 per share.

         (v) Such options shall be subject to the terms and conditions set forth in the form of Option Agreement attached to this Agreement as Exhibit A. In addition, the number of shares and exercise price shall be appropriately adjusted in the event of a stock split or other similar event.

         (c) The Executive and the Board shall negotiate in good faith regarding a bonus plan applicable to the Executive. Such bonus plan shall contain objective milestones that will permit the Executive to earn up to the following annual bonuses:

                              Performance Targets                              Annual Bonus
                         (to be defined by the Board)                     (as a % of Base Salary)
                         ----------------------------                     -----------------------
         Threshold Target                                                           50%
         Desired Performance                                                        75%
         Outstanding Performance                                                   100%

The Executive shall be guaranteed a bonus in an amount at least equal to 50% of the Base Salary for the calendar year ending December 31, 2002.

         (d) All compensation paid to the Executive hereunder shall be subject to any payroll and withholding deductions required by applicable law.

         5. Additional Compensation; Expenses and Benefits. (a) During the Term, the Company shall reimburse the Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement. In addition, the Company shall reimburse the Executive for reasonable costs of a one bedroom apartment in the New York metropolitan area. The Company shall also reimburse the Executive for the reasonable costs of coach class air-fare from the Executive's home in Rochester, New York, to the Company's executive offices in New York City. The Executive shall present to the Company an itemized account of all expenses in such form as may be required by the Company from time to time.

         (b) During the Term, the Executive shall be entitled to participate fully in any benefit plans, programs, policies and fringe benefits which may be made available to the executive officers of the Company generally, including, without limitation, medical, dental and life insurance; provided that the Executive shall participate in any severance, stock option or stock purchase or compensation plan currently in effect or subsequently established by the Company to the extent, and only to the extent, authorized by the plan document and expressly provided by the Board or the compensation committee thereof.

         6. Termination. The date upon which this Agreement is deemed to be terminated in accordance with any of the provisions of this Section 6 is referred to herein as the "Termination Date."

         (a) The Company has the right and may elect to terminate this Agreement for Cause at any time. For purposes of this Agreement, "Cause" means the occurrence or existence of any of the following:

                  (i) a material breach by the Executive of the terms of this Agreement or of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates (which, for purposes hereof, shall mean any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity or organization directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company) which has not been approved by a majority of the disinterested directors of the Board, if in any such case such material breach remains uncured after thirty days have elapsed following the date on which the Company gives the Executive written notice of such breach;

                  (ii) a material breach by the Executive of any duty referred to in clause (i) above with respect to which at least one prior notice was given under clause (i);

                  (iii) any act of dishonesty, misappropriation, embezzlement, intentional fraud, or similar intentional misconduct by the Executive involving the Company or any of its affiliates;

                  (iv) the conviction or the plea of nolo contendre or the equivalent in respect of a felony;

                  (v) any damage of a material nature to any property of the Company or any of its affiliates caused by the Executive's willful misconduct or gross negligence;

                  (vi) the repeated nonprescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance that, in the reasonable good faith opinion of the Board of Directors, renders the Executive unfit to serve as an officer of the Company or its affiliates;

                  (vii) the Executive's failure to comply with the Board's reasonable written instructions within five days; or

                  (viii) conduct by the Executive that in the reasonable good faith written determination of the Board demonstrates unfitness to serve as an officer of the Company or its affiliates, including, without limitation, a finding by the Board or any regulatory authority that the Executive committed acts of unlawful harassment or violated any other state, federal or local law or ordinance prohibiting discrimination in employment.

Termination of the Executive for Cause pursuant to this Section 6(a) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution or resolutions duly adopted by the affirmative vote of not less than two-thirds of the directors (other than the Executive) present (in person or by teleconference) and voting at a meeting of the Board called and held for that purpose after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote, finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clauses (i) through (viii) of this Section 6(a) and specifying the particulars thereof in detail. For purposes of this Section 6(a), this Agreement shall terminate on the date specified by the Board in the Notice of Termination.

         (b) (i) This Agreement and the Executive's employment shall terminate upon the death of the Executive.

         (ii) If the Executive is unable to perform the essential duties and functions of his position because of a disability, even with a reasonable accommodation, for one hundred eighty days within any three hundred sixty-five day period, and the Board, in its reasonable judgment, determines that the exigencies created by the Executive's disability are such that termination is warranted, the Board shall have the right and may elect to terminate the services of the Executive by a Notice of Disability Termination. For purposes of this Agreement, a "Notice of Disability Termination" shall mean a written notice that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this Section 6(b)(ii). For purposes of this Agreement, no such purported termination by the Board shall be effective without such Notice of Disability Termination. This Agreement shall terminate on the day such Notice of Disability Termination is received by the Executive.

         (c) Should the Executive wish to resign from his position with the Company during the Term, for other than Good Reason (as defined below), the Executive shall give fourteen days prior written notice to the Company. This Agreement shall terminate on the effective date of the resignation defined above, however, the Company may, at its sole discretion, request that the Executive perform no job responsibilities and cease his active employment immediately upon receipt of the notice from the Executive.

         (d) The Company shall have the absolute right to terminate the Executive's employment without Cause at any time. This Agreement shall terminate one day following receipt of such notice by the Executive, however, the Company may, at its sole discretion, request that the Executive cease active employment and perform no more job duties immediately upon provision of such notice to the Executive.

         (e) Should the Executive wish to resign from his position with the Company for Good Reason during the Term, the Executive shall give seven days prior written notice to the Company. This Agreement shall terminate on the date specified in such notice, however, the Company may, at its sole discretion, request the Executive cease active employment and perform no more job duties immediately upon receipt of such notice from the Executive.

         For purposes of this Agreement, "Good Reason" shall mean the continuance of any of the following events (without the Executive's prior written consent) for a period of thirty days after delivery to the Company by the Executive of a notice of the occurrence of such event:

                  (i) the assignment to the Executive by the Company of duties not reasonably consistent with the Executive's positions, duties, responsibilities, titles or offices at the commencement of the Term or any reduction in his duties or responsibilities or any removal of the Executive from or any failure to re-elect the Executive to any of such positions (except in connection with the termination of the Executive's employment for Cause, disability or as a result of the Executive's death or by the Executive other than for Good Reason); or

                  (ii)  any reduction in the Base Salary; or

                  (iii) any material breach by the Company of this Agreement.

         (f) Subject to the terms of Section 9, if the employment of the Executive is terminated without Cause or the Executive terminates his employment for Good Reason, then the Executive shall be entitled to (i) receive, and the Company shall pay to the Executive without setoff, counterclaim or other withholding, except as set forth in Section 4(d), a lump sum amount

(in addition to any salary, benefits or other sums due the Executive through the Termination Date) equal to (x) his base salary in effect from the Termination Date through December 31, 2004 (the "Severance Period") and (y) any annual bonuses, at a level equal to 75% of Base Salary, that would have been customarily paid during the Severance Period; provided that in no event shall the sum of clauses (x) and (y) be less than 1.75 times the Base Salary; and (ii) a continuation of medical and life insurance benefits during the Severance Period , as if he had remained an active employee. Any amount becoming payable under Section 6(f)(i) shall be paid in immediately available funds within ten business days following the Termination Date.

         7. Nondisclosure of Confidential Information. (a) The Executive acknowledges that in the course of his employment he will occupy a position of trust and confidence. The Executive shall not, except as may be required to perform his duties or as required by applicable law, disclose to others or use, directly or indirectly, any Confidential Information.

         (b) "Confidential Information" shall mean information about the Company's business and operations that is not disclosed by the Company for financial reporting purposes and that was learned by the Executive in the course of his employment by the Company, including, without limitation, any business plans, product plans, strategy, budget information, proprietary knowledge, patents, trade secrets, data, formulae, sketches, notebooks, blueprints, information and client and customer lists and all papers and records (including computer records) of the documents containing such Confidential Information, other than information that is publicly disclosed by the Company in writing. The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon as possible thereafter, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by or on behalf of the Company or prepared by the Executive in the course of his employment by the Company.

         (c) The provisions of this Section 7 shall survive any termination of this Agreement.

         8. Covenant Not to Compete. During the Restricted Period (as defined below), the Executive shall not, directly or indirectly, enter into the employment of, render services to, or acquire any interest whatsoever in (whether for his own account as an individual proprietor, or as a partner, associate, stockholder, officer, director, consultant, trustee or otherwise), or otherwise assist, any person or entity engaged (a) in any operations in North America involving the transmission of radio entertainment programming in competition with the Company, (b) in the business of manufacturing, marketing or distributing radios, antennas or other parts for use in devices which receive broadcasts of XM Satellite Radio Inc. or any successor to XM Satellite Radio Inc., or (c) that competes, or is likely to compete, with any other aspect of the business of the Company as conducted at the end of the Term; provided that nothing in this Agreement shall prevent the purchase or ownership by the Executive by way of investment of less than five percent of the shares or equity interest of any corporation or other entity. Without limiting the generality of the foregoing, the Executive agrees that during the Restricted Period, the Executive shall not call on or otherwise solicit business or assist others to solicit business from any of the customers or potential customers of the Company as to any product or service that competes with any product or service provided or marketed by or under development by the Company at the end of the Term. The Executive agrees that during the Restricted Period he will not solicit or assist others to solicit the employment of or hire any employee of the Company without the prior written consent of the Company. For purposes of this Agreement, the

"Restricted Period" shall mean three years following the end of the Term; provided that if the employment of the Executive is terminated without Cause or the Executive terminates his employment for Good Reason, the "Restricted Period" shall be the longer of: (a) the Severance Period, and (b) one year following the end of the Term.

         9. Change of Control Provisions. (a) Notwithstanding the terms of
Section 6(f), if following a Change of Control (as defined below) the employment of the Executive is terminated without Cause or the Executive terminates his employment for Good Reason, then the Executive shall be entitled to (i) receive, and the Company shall pay to the Executive without setoff, counterclaim or other withholding, except as set forth in Section 4(d), an amount (in addition to any salary, benefits or other sums due the Executive through the Termination Date) equal to 5.25 times the Base Salary; and (ii) a continuation of medical and life insurance benefits until the third anniversary of the Termination Date, as if he had remained an active employee. Any amount becoming payable under Section 9(a)(i) shall be paid in immediately available funds within ten business days following the Termination Date.

         (b) Notwithstanding the terms of Section 4(b), immediately following a Change of Control, any stock options required to be issued pursuant to Section 4(b) shall be immediately issued, vest and become immediately exercisable.

         (c) For the purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (ii) any person or group is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (other than affiliates of Apollo Management, L.P., or The Blackstone Group, L.P., acting individually or as a group), or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

         (d) If the Executive is, in the opinion of a nationally recognized accounting firm jointly selected by the Executive and the Company, required to pay an excise tax on "excess parachute payments" (as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) under Section 4999 of the Code as a result of an acceleration of the vesting of stock options, the Company shall have an absolute and unconditional obligation to pay the Executive in accordance with the terms of this Section 9 the amount of such taxes. In addition, the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as are necessary to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code; provided that the Company shall in no event pay the Executive any amounts with respect to any penalties or interest due under any provision of the Code. The determination of the exact amount, if any, of any expected "excess parachute payments" and any expected tax liability under Section 4999 of the Code shall be made by a nationally-recognized independent accounting firm selected by the Executive and the Company. The fees and expenses of such accounting firm shall be paid by the Company. The determination of such accounting firm shall be final and binding on the parties. The Company irrevocably agrees to pay to the Executive, in immediately available funds to an account designated in writing by the Executive, any amounts to be paid under this Section 9(d) within two business days after receipt by the Company of written notice from the accounting firm which sets forth such accounting firm's determination. In addition, in the event that such payments are not sufficient to pay all excise taxes on "excess parachute payments" under Section 4999 of the Code as a result of an acceleration of the vesting of options or for any other reason and to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code as a result of a change in control, then the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as may be necessary to pay such excise taxes and place the Executive in the exact same financial position that he would have been had he not incurred any tax liability as a result of a change in control under the Code. Notwithstanding the foregoing, in the event that a written ruling (whether public or private) of the Internal Revenue Service ("IRS") is obtained by or on behalf of the Company or the Executive, which ruling expressly provides that the Executive is not required to pay, or is entitled to a refund with respect to, all or any portion of such excise taxes or additional amounts, the Executive shall promptly reimburse the Company in an amount equal to all amounts paid to the Executive pursuant to this Section 9 less any excise taxes or additional amounts which remain payable by, or are not refunded to, the Executive after giving effect to such IRS ruling. Each of the Company and the Executive agrees to promptly notify the other party if it receives any such IRS ruling.

         10. Remedies. The Executive and Company agree that damages for breach of any of the covenants under Sections 7 and 8 above will be difficult to determine and inadequate to remedy the harm which may be caused thereby, and therefore consent that these covenants may be enforced by temporary or permanent injunction without the necessity of bond. The Executive believes, as of the date of this Agreement, that the provisions of this Agreement are reasonable and that the Executive is capable of gainful employment without breaching this Agreement. However, should any court or arbitrator decline to enforce any provision of
Section 7 or 8 of this Agreement, this Agreement shall, to the extent applicable in the circumstances before such court or arbitrator, be deemed to be modified to restrict the Executive's competition with the Company to the maximum extent of time, scope and geography which the court or arbitrator shall find enforceable, and such provisions shall be so enforced.

         11. Indemnification. The Company shall indemnify the Executive to the full extent provided in the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the law of the State of Delaware in connection with his activities as an officer of the Company.

         12. Entire Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

         13. Modification. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by both the Executive and the Company.

         14. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

         15. Assignment. The Executive may not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company. The Company may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Executive, except that any successor to the Company by merger or purchase of all or substantially all of the Company's assets shall assume this Agreement.

         16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors in interest of the Executive and the Company.

         17. Notices. All notices and other communications required or permitted hereunder shall be made in writing and shall be deemed effective when delivered personally or transmitted by facsimile transmission, one business day after deposit with a nationally recognized overnight courier (with next day delivery specified) and five days after mailing by registered or certified mail:

                           if to the Company:

                           Sirius Satellite Radio Inc.
                           1221 Avenue of the Americas
                           36th Floor
                           New York, New York  10020
                           Attention:  General Counsel
                           Telecopier:  (212) 584-5353

                           if to the Executive:

                           Joseph P. Clayton
                           Address on file at the offices
                           of the Company

or to such other person or address as either party shall furnish in writing to the other party from time to time.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

         19. Non-Mitigation. The Executive shall not be required to mitigate damages or seek other employment in order to receive compensation or benefits under Section 6 or 9 of this Agreement; nor shall the amount of any benefit or payment provided for under Section 6 or 9 of this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer.

         20. Arbitration. (a) The Executive and the Company agree that if a dispute arises concerning or relating to the Executive's employment with the Company, or the termination of the Executive's employment, such dispute shall be submitted to binding arbitration under the rules of the American Arbitration Association regarding resolution of employment disputes in effect at the time such dispute arises. The arbitration shall take place in New York, New York, before a single experienced arbitrator licensed to practice law in New York and selected in accordance with the American Arbitration Association rules and procedures.. Except as provided below, the Executive and the Company agree that this arbitration procedure will be the exclusive means of redress for any disputes relating to or arising from the Executive's employment with the Company or his termination, including disputes over rights provided by federal, state, or local statutes, regulations, ordinances, and common law, including all laws that prohibit discrimination based on any protected classification. The parties expressly waive the right to a jury trial, and agree that the arbitrator's award shall be final and binding on both parties, and shall not be appealable. The arbitrator shall have discretion to award monetary and other damages, and any other relief that the arbitrator deems appropriate and is allowed by law. The arbitrator shall have the discretion to award the prevailing party reasonable costs and attorneys' fees incurred in bringing or defending an action, and shall award such costs and fees to the Executive in the event the Executive prevails on the merits of any action brought hereunder.

         (b) The Company and the Executive agree that the sole dispute that is excepted from Section 20(a) is an action seeking injunctive relief from a court of competent jurisdiction regarding enforcement and application of Sections 7, 8 or 10 of this Agreement, which action may be brought in addition to, or in place of, an arbitration proceeding in accordance with Section 20(a).

         21. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         22. Executive's Representations. The Executive hereby represents and warrants to Company that he (a) is not now under any contractual or other obligation that is inconsistent with or in conflict with this Agreement or that would prevent, limit, or impair the Executive's performance of his obligations under this Agreement; (b) is not suffering from, or aware of, any physical or mental condition which could reasonably be expected to affect his ability to function as Chief Executive Officer of the Company; (c) has been provided the opportunity to be, or has been, represented by legal counsel in preparing, negotiating, executing and delivering this Agreement; and (d) fully understands the terms and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            SIRIUS SATELLITE RADIO INC.

                                            By:  /s/ Patrick L. Donnelly
                                                 ------------------------------
                                                 Patrick L. Donnelly
                                                 Senior Vice President and
                                                 General Counsel

                                                    /s/ Joseph P. Clayton
                                            -----------------------------------
                                                     Joseph P. Clayton

                                                                       EXHIBIT A

         THIS OPTION HAS NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS. THIS OPTION MAY NOT BE TRANSFERRED EXCEPT BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.

           SIRIUS SATELLITE RADIO 1999 LONG-TERM STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of ____________ __, 200_ ("Date of Grant"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and JOSEPH P. CLAYTON (the "Optionee").

         1. Grant of Option. Subject to the terms and conditions of this Agreement and the Sirius Satellite Radio 1999 Long-Term Stock Incentive Plan (as amended, supplemented or otherwise modified from time to time, the "Plan"), the Company hereby grants to the Optionee the right and option (this "Option") to purchase up to ______________________ (________) shares (the "Shares") of common stock, par value $0.001 per share, of the Company at a price per share of $5.25 (the "Exercise Price"). This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of any stock split, stock dividend or like change in the Shares occurring after the date hereof, the number of Shares and the Exercise Price shall be adjusted as set forth in Section 4(b) of the Plan. This Option shall be vested and immediately exercisable.

         2. Termination of Option. This Option shall terminate, to the extent not previously exercised, ten years from the Date of Grant or earlier upon the expiration of (a) ninety (90) days from the date of termination of the Optionee's employment with the Company for any reason whatsoever other than death or Disability (as defined below) or (b) the expiration of one year from
(i) the date of death of the Optionee or (ii) cessation of the Optionee's employment by reason of Disability (as defined below). Subject to the terms of the Plan, if the Optionee's employment is terminated by death, this Option shall be exercisable only by the person or persons to whom the Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. "Disability" shall mean the Optionee is unable to perform the essential duties and functions of his position because of a disability, even with a reasonable accommodation, for one hundred eighty days within any three hundred sixty-five day period, and the Board of the Directors of the Company, in its reasonable judgment, determines that the exigencies created by the Optionee's disability are such that termination of employment is warranted. Upon making a determination of Disability, the Company shall determine the date of the Optionee's termination of employment.

         For purposes of this Agreement, transfer of employment between or among the Company and/or any Related Company shall not be deemed to constitute a termination of employment with the Company or the Related Company. "Related Company", when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, on the date of this Agreement, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "Related Company" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the date of this Agreement, each of the corporations, other than the Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

         3. Non-transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, this Option shall terminate and become null and void.

         4. Exercise. Subject to Sections 1 and 2 of this Agreement and the terms of the Plan, this Option may be exercised, in whole or in part, by means of a written notice of exercise signed and delivered by the Optionee (or, in the case of exercise after death of the Optionee by the executor, administrator, heir or legatee of the Optionee, as the case may be) to the Company at the address set forth herein for notices to the Company. Such notice shall (a) state the number of Shares to be purchased and the date of exercise, and (b) be accompanied by payment of the Exercise Price in cash, by certified or cashier's check or by delivery of such other consideration as the administrator of the Plan may approve.

         5. Withholding. Prior to delivery of the Shares purchased upon exercise of this Option, the Company shall determine the amount of any United States federal, state and local income tax, if any, which is required to be withheld under applicable law and shall, as a condition of exercise of this Option and delivery of certificates representing the Shares purchased upon exercise of this Option, collect from the Optionee the amount of any such tax to the extent not previously withheld.

         6. Rights of the Optionee. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Optionee any right to, or guarantee of, continued employment by the Company, or in any way limit the right of the Company to terminate employment of the Optionee at any time, subject to the terms of any written employment agreement between the Company and the Optionee.

         7. Professional Advice. The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that the Optionee has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and this Option.

         8. Agreement Subject to the Plan. The Option and this Agreement are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy of the Plan previously has been delivered to the Optionee. Should any conflict exist between the provisions of the Plan and those of this Agreement, the provisions of the Plan shall govern and control. This Agreement and the Plan constitute the entire understanding between the Company and the Optionee with respect to this Option.

         9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

         10. Notices. Any notice required or permitted to be made or given hereunder shall be mailed via certified or registered mail or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

                  Company:          Sirius Satellite Radio Inc.
                                    1221 Avenue of the Americas, 36th Floor
                                    New York, New York 10020
                                    Attention:  General Counsel

                  Optionee:         Mr. Joseph P. Clayton
                                    Address on file at
                                    the office of the Company

         Notices and other communications shall be deemed received and effective upon the earliest of (i) hand delivery to the recipient, (ii) one business day after deposit with a nationally recognized overnight courier (with next day delivery specified) and (iii) five (5) days after being mailed by certified or registered mail, postage prepaid, return receipt.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS SATELLITE RADIO INC.                 Optionee:

By:________________________                 __________________________
   Patrick Donnelly                         Joseph P. Clayton
   Senior Vice President and
   General Counsel